Exhibit 99.1

EyeGate Pharmaceuticals Granted Additional 180 Days to Comply With Nasdaq Listing Rules

WALTHAM, Mass., Sept. 25, 2018 -- EyeGate Pharmaceuticals, Inc. (NASDAQ: EYEG) a clinical-stage, specialty pharmaceutical company with two proprietary platform technologies for treating diseases and disorders of the eye, today announced that the Company has been granted an additional 180 days to comply with Nasdaq’s continued listing rules.

Nasdaq Listing Rule 5550(a)(2) requires listed securities to maintain a minimum bid price of $1 per share. With the extension granted, EyeGate has until March 18, 2019 to meet this requirement by having a closing bid price of at least $1 per share for a minimum of ten consecutive business days during this additional time period.

About EyeGate

EyeGate is a clinical-stage specialty pharmaceutical company focused on developing and commercializing products developing and commercializing products using its two proprietary platform technologies for treating diseases and disorders of the eye.

EyeGate’s CMHA-S platform, EyeGate OBG, is based on a modified form of the natural polymer hyaluronic acid, which is a gel that possesses unique physical and chemical properties such as hydrating and healing when applied to the ocular surface. The ability of CMHA-S to adhere longer to the ocular surface, resist degradation and protect the ocular surface makes it well-suited for treating various ocular surface injuries including surgical trauma.

EGP-437, EyeGate’s other product in clinical trials, incorporates a reformulated topically active corticosteroid, Dexamethasone Phosphate that is delivered into the ocular tissues through EyeGate’s proprietary innovative drug delivery system, the EyeGate II Delivery System. For more information, please visit www.EyeGatePharma.com.

EyeGate Social Media

EyeGate uses its website (www.EyeGatePharma.com), Facebook page (https://www.facebook.com/ EyeGatePharma/), corporate Twitter account (https://twitter.com/EyeGatePharma), and LinkedIn page (https://www.linkedin.com/company/135892/) as channels of distribution of information about EyeGate and its product candidates. Such information may be deemed material information, and EyeGate may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor EyeGate’s website and its social media accounts in addition to following its press releases, SEC filings, public conference calls, and webcasts. The social media channels that EyeGate intends to use as a means of disclosing the information described above may be updated from time to time as listed on EyeGate’s investor relations website.

Forward-Looking Statements

Some of the statements discussed in this press release contain “forward-looking” statements and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These “forward-looking” statements include statements that involve significant risks and uncertainties, including statements relating to the prospects for the Company’s OBG and EGP-437 product candidates, for the timing and outcome of the Company’s clinical trials, the potential approval to market OBG and/or EGP-437, and the Company’s capital needs. Actual events could differ materially from those set forth in this press release, including, among other things, certain risk factors described under the heading “Risk Factors” contained in EyeGate’s Annual Report on Form 10-K filed with the SEC on March 2, 2018 or described in EyeGate’s other public filings. EyeGate’s results may also be affected by factors of which EyeGate is not currently aware. The forward-looking statements in this press release speak only as of the date of this press release. EyeGate expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

Contact

Joseph Green / Andrew Gibson

Edison Advisors for EyeGate Pharmaceuticals

646-653-7030 / 7719

jgreen@edisongroup.com / agibson@edisongroup.com